Exhibit 10.1

Arrowhead Research Corporation

201 South Lake Street, Suite 703

Pasadena, CA 91101

May 27, 2010

R. Bruce Stewart

Arrowhead Research Corporation

201 South Lake Avenue, Suite 703

Pasadena, CA 91101

Dear Bruce:

This letter agreement (the “Agreement”) serves to amend the terms of your employment with Arrowhead Research Corporation (the “Company”).

1.	Base Salary. Effective as of June 1, your annual base salary shall be $50,000.

2.	Stock Options. The terms of your stock option agreements dated June 11, 2008, October 8, 2009 and March 4, 2010 shall be amended to provide that any such option shall remain exercisable by you following your termination of service with the Company for the remaining term of such stock option. For the avoidance of doubt, this agreement does not amend the vesting provisions set forth in any such equity award.

3.	At-will Employment. Your employment with the Company remains “at will” under the laws of California, which means your service relationship with the Company can be terminated at any time by you or the Company.

4.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to conflict of law principles thereof.

5.	No Other Amendments. Except as specifically amended hereby, all other terms of your employment, including the Severance Agreement between you and the Company, dated as of May 24, 2007, and the Amendment to the Severance Agreement, dated as of May 12, 2009, remain in full force and effect.

6.	Amendment. This Agreement may be amended or modified only by a written instrument signed by you and by a duly authorized representative of the Company.

7.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

Accepted and agreed as of May 27, 2010:

R. BRUCE STEWART	ARROWHEAD RESEARCH CORPORATION

/s/ R. Bruce Stewart	/s/ Christopher Anzalone
R. Bruce Stewart	Christopher Anzalone
Chief Executive Officer

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